SCHEDULE 14A/A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant / /

Filed by a party other than the registrant /X/

Check the appropriate box:

   / /      Preliminary Proxy Statement
   / /      Confidential, for Use of the Commission Only (as permitted by
            Rule 14a-6(e)2))
   / /      Definitive Proxy Statement
   / /      Definitive Additional Materials
   /X/      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12


                         Dynamics Corporation of America
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                  (Name of Registrant as Specified in Charter)


                                 WHX Corporation
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      (Name of Person(s) filing Proxy Statement, if other than Registrant)


   Payment of filing fee (check the appropriate box):

   /X/      No fee required.

   / /      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

   (1)      Title of each class of securities to which transaction applies:

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   (2)      Aggregate number of securities to which transaction applies:

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   (3)      Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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   (4)      Proposed maximum aggregate value of transaction:

   (5)      Total fee paid:

   / /      Fee paid previously with preliminary materials.

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:



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         (2)      Form, Schedule or Registration Statement no.:



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         (3)      Filing Party:



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         (4)      Date Filed:

                                [WHX Letterhead]




                                                                   April 7, 1997





Dear Fellow Shareholder of Dynamics Corporation of America:

On March 31, 1997, WHX Corporation made public its proposal to acquire Dynamics Corp. for $40 per share in cash, the first step of which is a tender offer at $40 per share to increase its ownership percentage to up to 19.9%. While the Board has not made a formal response to the WHX offer, their initial reaction termed it "totally inadequate." THE OFFER PRICE REPRESENTS A PROPOSAL OF 16% OVER THE CLOSING PRICE ON MARCH 26, 1997, THE DAY BEFORE WHX FIRST CONVEYED ITS ACQUISITION PROPOSAL TO DYNAMICS CORP., AND NEARLY 30% OVER THE MARKET PRICE AT YEAR-END.


WHX also notified Dynamics Corp. of its intention to conduct a proxy solicitation should the Board reject its merger proposal. The WHX solicitation would seek to elect four WHX nominees (a majority) to the Board of Directors in order to insure that the Board will take all necessary actions (subject to directors' fiduciary duties) to approve and effectuate a WHX/Dynamics Corp. business combination at $40 per share. In addition, WHX would seek shareholder approval for certain amendments to the By-Laws that would enhance WHX's ability to acquire Dynamics Corp.

ALL OF WHX'S NOMINEES ARE COMMITTED TO A SALE OR MERGER OF DYNAMICS CORP. AT $40 IN CASH PER SHARE OF COMMON STOCK.

We will soon be mailing to you WHX's proxy materials, which will contain information about its nominees, the proposed By-Law amendments, and the reasons why approval of the WHX proposals is in your best interests. WE URGE YOU NOT TO RETURN ANY WHITE PROXY CARD THAT YOU HAVE RECEIVED FROM DYNAMICS CORP. TO EITHER DYNAMICS CORP. OR ITS AGENTS BEFORE YOU HAVE REVIEWED WHX'S PROXY MATERIALS.


Sincerely yours,

WHX CORPORATION